Exhibit 32

Exhibit 32 – Certification of Periodic Financial Report

James C. Holly and Kenneth R. Taylor hereby certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Sierra Bancorp.

2. The Form 10-Q of Sierra Bancorp for the Quarter Ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Bancorp.

November 8, 2007	/s/ James C. Holly
Date	James C. Holly
President & Chief Executive Officer

November 8, 2007	/s/ Kenneth R. Taylor
Date	Kenneth R. Taylor
Executive Vice President & Chief Financial Officer